Exhibit 99.2

ALDI
ALDI

Harris Teeter
Your Neighborhood Food Market

Kroger
FOOD & PHARMACY

FOOD LION

Financial and Operating Results
For the three and six months ended June 30, 2020

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") operates; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company's failure to obtain necessary outside financing on favorable terms or at all; the Company's inability to successfully acquire, sell, or operate properties; and the Company's failure to qualify or maintain its status as a REIT. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. Currently, one of the Company's most significant risk factors is the coronavirus pandemic, or COVID-19. The extent to which COVID-19 will impact the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Statements regarding the impact and severity of COVID-19 may be forward-looking.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. Wheeler’s common stock, Series B convertible preferred stock and Series D cumulative convertible preferred stock trade publicly on the Nasdaq under the symbols “WHLR”, “WHLRP” and "WHLRD", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
Daniel Khoshaba - CEO
Crystal Plum - CFO
M. Andrew Franklin - COO

Board of Directors
Daniel Khoshaba (CEO)	Kerry G. Campbell
Andrew R. Jones	E. J. Borrack
Stefani D. Carter	Joseph D. Stilwell
Clayton ("Chip") Andrews	Paula J. Poskon

Investor Relations Contact	Transfer Agent and Registrar
Mary Jensen mjensen@whlr.us 2529 Virginia Beach Boulevard Virginia Beach, VA 23452 Phone: (757) 627-9088	Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview
For the Three Months Ended June 30, 2020

Financial Results
Net loss attributable to Wheeler REIT common shareholders (in 000s)	$(3,403)
Net loss per basic and diluted shares	$(0.35)
Funds from operations available to common shareholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$1,228
FFO per common share and OP unit	$0.12
Adjusted FFO (AFFO) (in 000s) (1)	$780
AFFO per common share and OP unit	$0.08

Assets and Leverage
Investment Properties, net of $55.55 million accumulated depreciation (in 000s)	$404,386
Cash and Cash Equivalents (in 000s)	$7,660
Total Assets (in 000s)	$477,186
Debt to Total Assets(3)	71.16%
Debt to Gross Asset Value	60.45%

Market Capitalization
Common shares outstanding	9,695,899
OP units outstanding	232,404
Total common shares and OP units	9,928,303

	Shares Outstanding at June 30, 2020	Second Quarter stock price range	Stock price as of June 30, 2020
Common Stock	9,695,899	$0.91 - $2.26	$1.74
Series B preferred shares	1,875,748	$5.48 - $9.76	$7.46
Series D preferred shares	3,600,636	$6.75 - $12.21	$12.00

Total debt (in 000s)(3)	$339,564
Common Stock market capitalization (as of June 30, 2020 closing stock price, in 000s)	$16,871

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,568,934
Occupancy Rate	88.9%
Leased Rate (2)	90.1%
Annualized Base Rent (in 000s)	$47,647
Total number of leases signed or renewed during the second quarter of 2020	87
Total sq. ft. leases signed or renewed during the second quarter of 2020	389,543

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through July 2, 2020 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	4

Financial and Operating Results
Today, the Company (NASDAQ: WHLR) reported financial and operating results for the three and six months ended June 30, 2020.

2020 SECOND QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
FINANCIAL

•	Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $3.4 million, or ($0.35) per share.

•	Adjusted Funds from Operations ("AFFO") of $0.08 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.
OPERATIONS

•	Total revenue from continuing operations decreased by 2.34% or $363 thousand.

•
Total operating expenses from continuing operations decreased by 38.92% or $6.8 million primarily a result of decreases in impairments and depreciation and amortization, partially offset by increases in corporate general and administrative expenses.

•	Executed 71 lease renewals totaling 307,763 square feet at a weighted-average increase of $0.50 per square foot, representing an increase of 4.92% over in-place rental rates.

•	Signed 16 new leases totaling approximately 81,780 square feet with a weighted-average rental rate of $9.46 per square foot.
SAME STORE

•	Same store property revenues decreased 1.89%.

•	Same store Net Operating Income ("NOI") decreased by 3.30% and by 8.90% on a cash basis.

•
Total NOI from property operations decreased $544 thousand with same stores accounting for a decrease of $354 thousand, while non-same stores had a decrease of $190 thousand, resulting from the loss of NOI associated with sold properties.

BALANCE SHEET

•	On May 20, 2020, paid down the KeyBank Credit Agreement to $5.4 million, utilizing $2.5 million of previously restricted cash, in addition to $1.4 million of scheduled monthly payments.
OTHER

•	On April 13, 2020, Daniel Khoshaba was appointed Chief Executive Officer of the Company and is not receiving a salary, a savings of $400 thousand annually.

•
On April 28, 2020, the Company received loan proceeds of $552 thousand (the “PPP funds”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. Under the terms of the PPP, the principal may be forgiven if the proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Promissory Note in whole or in part.

2020 YEAR-TO-DATE HIGHLIGHTS
FINANCIAL

•	Net loss attributable to WHLR's Common Stock shareholders of $8.9 million, or ($0.92) per share.

•	AFFO of $0.16 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.
OPERATIONS

•	Total revenue from continuing operations decreased by 2.49% or $784 thousand.

•
Total operating expenses from continuing operations decreased by 24.04% or $7.2 million primarily a result of decreases in impairments and depreciation and amortization, partially offset by increases in corporate general and administrative expenses.

SAME STORE

•	Same store property revenues decreased 1.04%.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	5

•	Same store NOI decreased by 2.15% and by 4.66% on a cash basis.

•
Total NOI from property operations decreased $929 thousand with same stores accounting for a decrease of $467 thousand, while non-same stores had a decrease of $462 thousand, resulting from the loss of NOI associated with sold properties.

BALANCE SHEET

•	Paid down the KeyBank Credit Agreement to $5.4 million with proceeds from the following sources:

•	$5.8 million from refinancing Shoppes at Myrtle Park;

•	$2.5 million in monthly scheduled principal payments;

•	$1.8 million paydown from St. Matthews sale proceeds; and

•	$2.5 million paydown from cash released to the Company from restricted cash accounts on May 20, 2020.

•	Recognized $600 thousand in impairment charges on Columbia Fire Station, which is currently held for sale.

•
$1.0 million in other expense, including $585 thousand in legal settlement costs and $439 thousand in reimbursement of the Stilwell Group's proxy solicitation expenses in connection with the Company's 2019 annual meeting of stockholders.

COVID-19 UPDATE
WHLR continues to proactively reach out and communicate with its tenants to assist them during this difficult time.The Company continues to prioritize tenants’ requests based on the immediate and long-term impact to their businesses by evaluating all requests for rent relief on an individual basis and considering a number of factors. Not all tenant requests will ultimately result in modification agreements, nor is the Company forgoing its contractual rights under its lease agreements.

•
The Company’s 60 retail shopping centers are open and operating. As of June 30, 2020, all of the Company’s shopping centers feature necessity-based tenants, with 45 of the 60 properties anchored by grocery and/or drug stores.

•
Beginning in April 2020, the Company received certain rent relief requests, most often in the form of rent deferral requests. As a result, the Company granted 102 concessions as of July 30, 2020 and modified 46 leases as of June 30, 2020, with a weighted average rate increase of 5.77% and 4.9 year weighted average extension term.

•	The Company has received payment of approximately 83% of contractual base rent and tenant reimbursements billed for the three months ended June 30, 2020.

•	Of those tenants with rent in arrears for the three months ended June 30, 2020, 62% are considered to be national and regional retailers.

•	As of June 30, 2020, $355 thousand of accounts receivable relate to short term deferral of rents.

BALANCE SHEET

•	Cash and cash equivalents totaled $7.7 million at June 30, 2020, compared to $5.5 million at December 31, 2019.

•
Restricted cash totaled $15.3 million at June 30, 2020, compared to $16.1 million at December 31, 2019. These funds are held in lender reserves for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.

•	Total debt was $339.6 million at June 30, 2020 (including debt associated with assets held for sale), compared to $347.1 million at December 31, 2019.

•	WHLR's weighted-average interest rate was 4.60% with a term of 4.02 years (including debt associated with assets held for sale).

•	Net investment properties as of June 30, 2020 totaled $410.6 million (including assets held for sale), compared to $417.9 million as of December 31, 2019.

DIVIDENDS

•
At June 30, 2020, the Company had accumulated undeclared dividends of approximately $24.0 million to holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock of which $3.5 million and $7.0 million are attributable to the three and six months ended June 30, 2020, respectively.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	6

SUBSEQUENT EVENTS

•
On July 21, 2020, the Company and KeyBank entered into a Third Amendment to the KeyBank Credit Agreement (the "Third Amendment"). The Third Amendment, among other provisions, reduces the pledge of additional collateral by two properties and extends the maturity to December 31, 2020.

•	On July 15, 2020 the Company reduced the Walnut Hill Plaza loan by $428 thousand to $3.3 million using proceeds from restricted cash reserves.

•
On July 31, 2020, the Company entered into an Amended Agreement (the "Tuckernuck Amended Agreement") to extend the $5.28 million Tuckernuck Loan to November 1, 2020 with monthly principal and interest payments of $33,880. In conjunction with the Tuckernuck Amended Agreement, the Company entered into a Reserve Agreement, which requires the Company to deposit in escrow $337 thousand.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 90.1% leased as of June 30, 2020.

•	QTD Leasing Activity

•	Executed 71 lease renewals totaling 307,763 square feet at a weighted-average increase of $0.50 per square foot, representing an increase of 4.92% over in-place rental rates.

•	Signed 16 new leases totaling approximately 81,780 square feet with a weighted-average rental rate of $9.46 per square foot.

•	YTD Leasing Activity

•	Executed 112 lease renewals totaling 492,920 square feet at a weighted-average increase of $1.05 per square foot, representing an increase of 6.81% over in-place rental rates.

•	Signed 30 new leases totaling approximately 109,402 square feet with a weighted-average rental rate of $11.00 per square foot.

•
The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next six months and includes month-to-month leases, increased to approximately 6.00% at June 30, 2020, compared to 4.17% at June 30, 2019. At June 30, 2020, 43.03% of this expiring GLA is subject to renewal options (please see lease expiration schedule on page 19 of this document).

•	As of June 30, 2020 the signed but not yet occupied leases consist of $658 thousand annualized base rent with various scheduled commencement dates within the next eleven months.

SAME STORE RESULTS
The same store property pool includes those properties owned during all periods presented in their entirety, while the non-same stores property pool consists of those properties acquired or disposed of during the periods presented.

•
Same store NOI for the three months ended June 30, 2020 compared to June 30, 2019, decreased by 3.30% and 8.90% on a cash basis. Same store results were impacted by a 1.89% revenue decrease due to an additional vacant anchor space, an increase in the credit loss on operating receivables a result of increased accounts receivable due to impacts of COVID-19 on the portfolio, offset by increases in rental revenues as a result of long-term lease extensions. In addition same store property expenses increased by 1.47% due to increases in insurance and real estate taxes, partially offset by a decrease in expenses related to common area maintenance.

•
Same store NOI for the six months ended June 30, 2020 compared to June 30, 2019, decreased by 2.15% and 4.66% on a cash basis. Same store results were impacted by a 1.04% revenue decrease due to an additional vacant anchor space, an increase in the credit loss on operating receivables a result of increased accounts receivable due to impacts of COVID-19 on the portfolio, offset by increases in rental revenues as a result of long-term lease extensions. In addition same store property expenses increased by 1.60% due to increases in insurance and real estate taxes, partially offset by a decrease in expenses related to common area maintenance.

DISPOSITIONS

•	Sold St. Matthews for a contract price of $1.8 million, generating a loss of $26 thousand and net proceeds of $1.7 million.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	7

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS:
Investment properties, net	$404,386	$416,215
Cash and cash equivalents	7,660	5,451
Restricted cash	15,277	16,140
Rents and other tenant receivables, net	8,698	6,905
Assets held for sale	6,287	1,737
Above market lease intangibles, net	4,452	5,241
Operating lease right-of-use assets	11,555	11,651
Deferred costs and other assets, net	18,871	21,025
Total Assets	$477,186	$484,365
LIABILITIES:
Loans payable, net	$331,615	$340,913
Liabilities associated with assets held for sale	4,117	2,026
Below market lease intangibles, net	5,554	6,716
Operating lease liabilities	11,918	11,921
Accounts payable, accrued expenses and other liabilities	12,358	9,557
Total Liabilities	365,562	371,133
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 shares issued and outstanding; $106.50 million and $101.66 million aggregate liquidation preference, respectively)	92,360	87,225

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,131	41,087
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,695,899 and 9,694,284 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	233,884	233,870
Accumulated deficit	(258,372)	(251,580)
Total Shareholders’ Equity	17,193	23,927
Noncontrolling interests	2,071	2,080
Total Equity	19,264	26,007
Total Liabilities and Equity	$477,186	$484,365

WHLR | Financial & Operating Data	9

Consolidated Statements of Operations
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE:
Rental revenues	$14,809	$15,391	$30,164	$31,161
Other revenues	360	141	579	366
Total Revenue	15,169	15,532	30,743	31,527
OPERATING EXPENSES:
Property operations	4,573	4,595	9,296	9,321
Non-REIT management and leasing services	—	1	—	24
Depreciation and amortization	4,446	5,287	9,245	11,103
Impairment of notes receivable	—	5,000	—	5,000
Impairment of assets held for sale	—	1,147	600	1,147
Corporate general & administrative	1,615	1,380	3,487	3,194
Total Operating Expenses	10,634	17,410	22,628	29,789
(Loss) gain on disposal of properties	—	(331)	(26)	1,508
Operating Income (Loss)	4,535	(2,209)	8,089	3,246
Interest income	—	—	1	1
Interest expense	(4,273)	(4,947)	(8,673)	(9,740)
Other expense	—	—	(1,024)	—
Net Income (Loss) Before Income Taxes	262	(7,156)	(1,607)	(6,493)
Income tax benefit (expense)	6	(7)	(2)	(15)
Net Income (Loss)	268	(7,163)	(1,609)	(6,508)
Less: Net income (loss) attributable to noncontrolling interests	14	(112)	5	(99)
Net Income (Loss) Attributable to Wheeler REIT	254	(7,051)	(1,614)	(6,409)
Preferred Stock dividends - undeclared	(3,657)	(3,658)	(7,314)	(7,315)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(3,403)	$(10,709)	$(8,928)	$(13,724)

Loss per share:
Basic and Diluted	$(0.35)	$(1.10)	$(0.92)	$(1.42)

Weighted-average number of shares:
Basic and Diluted	9,695,651	9,693,271	9,694,967	9,650,000

WHLR | Financial & Operating Data	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Income (Loss)	$268	$(7,163)	$(1,609)	$(6,508)
Depreciation and amortization of real estate assets	4,446	5,287	9,245	11,103
Loss (Gain) on disposal of properties	—	331	26	(1,508)
Impairment of assets held for sale	—	1,147	600	1,147
FFO	4,714	(398)	8,262	4,234
Preferred stock dividends undeclared	(3,657)	(3,658)	(7,314)	(7,315)
Preferred stock accretion adjustments	171	171	341	341
FFO available to common shareholders and common unitholders	1,228	(3,885)	1,289	(2,740)
Impairment of notes receivable	—	5,000	—	5,000
Acquisition and development costs	—	20	1	24
Capital related costs	30	62	34	136
Other non-recurring and non-cash expenses (2)	49	2	1,073	26
Share-based compensation	—	82	—	172
Straight-line rental revenue, net straight-line expense	(401)	240	(406)	85
Loan cost amortization	252	535	562	927
Above (below) market lease amortization	(100)	(194)	(373)	(420)
Recurring capital expenditures and tenant improvement reserves	(278)	(286)	(557)	(570)
AFFO	$780	$1,576	$1,623	$2,640

Weighted Average Common Shares	9,695,651	9,693,271	9,694,967	9,650,000
Weighted Average Common Units	232,652	235,032	233,336	235,032
Total Common Shares and Units	9,928,303	9,928,303	9,928,303	9,885,032
FFO per Common Share and Common Units	$0.12	$(0.39)	$0.13	$(0.28)
AFFO per Common Share and Common Units	$0.08	$0.16	$0.16	$0.27

(1)	See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020.

WHLR | Financial & Operating Data	11

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended June 30,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

	(in thousands, unaudited)
Net Income (Loss)	$272	$(5,744)	$(4)	$(1,419)	$268	$(7,163)
Adjustments:
Income tax (benefit) expense	(6)	7	—	—	(6)	7
Interest expense	4,273	4,837	—	110	4,273	4,947
Loss on disposal of properties	—	—	—	331	—	331
Corporate general & administrative	1,615	1,376	—	4	1,615	1,380
Impairment of assets held for sale	—	—	—	1,147	—	1,147
Impairment of notes receivable	—	5,000	—	—	—	5,000
Depreciation and amortization	4,446	5,274	—	13	4,446	5,287
Non-REIT management and leasing services	—	1	—	—	—	1
Other non-property revenue	(221)	(18)	—	—	(221)	(18)
Property Net Operating Income (Loss)	$10,379	$10,733	$(4)	$186	$10,375	$10,919

Property revenues	$14,948	$15,236	$—	$278	$14,948	$15,514
Property expenses	4,569	4,503	4	92	4,573	4,595
Property Net Operating Income (Loss)	$10,379	$10,733	$(4)	$186	$10,375	$10,919

	Six Months Ended June 30,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

	(in thousands, unaudited)
Net (Loss) Income	$(1,572)	$(6,957)	$(37)	$449	$(1,609)	$(6,508)
Adjustments:
Income tax expense	2	15	—	—	2	15
Other expense	1,024	—	—	—	1,024	—
Interest expense	8,673	9,460	—	280	8,673	9,740
Interest income	(1)	(1)	—	—	(1)	(1)
Loss (gain) on disposal of properties	—	—	26	(1,508)	26	(1,508)
Corporate general & administrative	3,486	3,184	1	10	3,487	3,194
Impairment of assets held for sale	600	—	—	1,147	600	1,147
Impairment of notes receivable	—	5,000	—	—	—	5,000
Depreciation and amortization	9,245	11,029	—	74	9,245	11,103
Non-REIT management and leasing services	—	24	—	—	—	24
Other non-property revenue	(243)	(73)	—	—	(243)	(73)
Property Net Operating Income (Loss)	$21,214	$21,681	$(10)	$452	$21,204	$22,133

Property revenues	$30,490	$30,811	$10	$643	$30,500	$31,454
Property expenses	9,276	9,130	20	191	9,296	9,321
Property Net Operating Income (Loss)	$21,214	$21,681	$(10)	$452	$21,204	$22,133

(1)	See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
Net Income (Loss)		$268	$(7,163)	$(1,609)	$(6,508)
Add back:	Depreciation and amortization (1)	4,346	5,093	8,872	10,683
	Interest Expense (2)	4,273	4,947	8,673	9,740
	Income tax (benefit) expense	(6)	7	2	15
EBITDA		8,881	2,884	15,938	13,930
Adjustments for items affecting comparability:
	Acquisition and development costs	—	20	1	24
	Capital related costs	30	62	34	136
	Other non-recurring and non-cash expenses (3)	49	2	1,073	26
	Impairment of notes receivable	—	5,000	—	5,000
	Impairment of assets held for sale	—	1,147	600	1,147
	Loss (Gain) on disposal of properties	—	331	26	(1,508)
Adjusted EBITDA		$8,960	$9,446	$17,672	$18,755

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2020.

(4)	See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data	13

Debt Summary
$ in 000s

Loans Payable:	$339.56 million

Weighted Average Interest Rate:	4.60%

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2020	December 31, 2019
Rivergate (8)	$112,578	LIBOR + 295 basis points	June 2020	$21,402	$21,545
Tuckernuck	Interest only	3.88%	August 2020	5,278	5,344
Columbia Fire Station (1)	$25,580	4.00%	September 2020	4,013	4,051
First National Bank Line of Credit (7)	$24,656	LIBOR + 300 basis points	September 2020	1,156	1,214
Lumber River	$10,723	LIBOR + 350 basis points	October 2020	1,390	1,404
KeyBank Credit Agreement (6)	$350,000	LIBOR + 350 basis points	December 2020	5,400	17,879
JANAF Bravo	$36,935	4.65%	January 2021	6,336	6,372
Walnut Hill Plaza	$26,850	5.50%	September 2022	3,730	3,759
Litchfield Market Village	$46,057	5.50%	November 2022	7,418	7,452
Twin City Commons	$17,827	4.86%	January 2023	2,950	2,983
New Market	$48,747	5.65%	June 2023	6,612	6,713
Benefit Street Note (3)	$53,185	5.71%	June 2023	7,308	7,361
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,604	5,642
JANAF	$333,159	4.49%	July 2023	49,747	50,599
Tampa Festival	$50,797	5.56%	September 2023	8,012	8,077
Forrest Gallery	$50,973	5.40%	September 2023	8,304	8,381
Riversedge North	$11,436	5.77%	December 2023	1,756	1,767
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,576	11,675
Cypress Shopping Center	$34,360	4.70%	July 2024	6,230	6,268
Port Crossing	$34,788	4.84%	August 2024	5,971	6,032
Freeway Junction	$41,798	4.60%	September 2024	7,655	7,725
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,380	3,416
Bryan Station	$23,489	4.52%	November 2024	4,360	4,394
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	8,068	8,113
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,957	—
Folly Road	$41,482	4.65%	March 2025	7,300	5,922
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,598	4,620
JANAF BJ's	$29,964	4.95%	January 2026	4,901	4,957
Chesapeake Square	$23,857	4.70%	August 2026	4,317	4,354
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	9,400	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,465	8,516
Village of Martinsville	$89,664	4.28%	July 2029	16,197	16,351
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Total Principal Balance (1)				339,564	347,059
Unamortized debt issuance cost (1)				(3,936)	(4,172)
Total Loans Payable, including assets held for sale				335,628	342,887
Less loans payable on assets held for sale, net loan amortization costs				4,013	1,974
Total Loans Payable, net				$331,615	$340,913
(1) Includes loans payable on assets held for sale, see Note 3.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake. The various maturity dates are disclosed below within Note 5 under the KeyBank Credit Agreement.
(7) Collateralized by Surrey Plaza and Amscot Building.
(8) Subsequent to June 30, 2020, extended the maturity date to October 20, 2020.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ended December 31, 2020	$41,053	12.09%
December 31, 2021	11,333	3.34%
December 31, 2022	16,080	4.74%
December 31, 2023	85,576	25.20%
December 31, 2024	44,240	13.03%
December 31, 2025	91,426	26.92%
Thereafter	49,856	14.68%
Total principal repayments and debt maturities	$339,564	100.00%

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	16	151,843	96.1%	96.1%	145,843	$1,127	$7.72
Amscot Building (3)	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	90.4%	90.4%	66,948	1,152	17.21
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	454	12.99
Berkley (4)	Norfolk, VA	—	—	—%	—%	—	—	—
Berkley Shopping Center	Norfolk, VA	10	47,945	42.0%	42.0%	20,140	179	8.88
Brook Run Shopping Center	Richmond, VA	20	147,738	93.3%	93.3%	137,802	1,144	8.30
Brook Run Properties (4)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,397	100.0%	100.0%	54,397	647	11.89
Butler Square	Mauldin, SC	14	82,400	87.6%	87.6%	72,196	772	10.69
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	493	9.85
Chesapeake Square	Onley, VA	12	108,982	96.5%	96.5%	105,182	795	7.56
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	371	8.13
Columbia Fire Station	Columbia, SC	3	21,273	77.3%	77.3%	16,450	450	27.35
Courtland Commons (4)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	12	170,475	95.7%	95.7%	163,150	853	5.23
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	920	8.59
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	451	13.59
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	156	6.00
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	319	8.28
Edenton Commons (4)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	729	15.25
Forrest Gallery	Tullahoma, TN	27	214,451	95.5%	95.5%	204,804	1,418	6.93
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	923	8.53
Freeway Junction	Stockbridge, GA	19	156,834	100.0%	100.0%	156,834	1,293	8.24
Franklin Village	Kittanning, PA	26	151,821	95.5%	95.5%	144,921	1,223	8.44
Franklinton Square	Franklinton, NC	13	65,366	93.0%	93.0%	60,800	574	9.44
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park	Orangeburg, SC	11	93,265	96.0%	94.9%	88,521	673	7.60
Harbor Point (4)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	6	60,048	79.0%	79.0%	47,448	403	8.49
JANAF (6)	Norfolk, VA	115	800,026	86.9%	85.4%	682,965	8,229	12.05
Laburnum Square	Richmond, VA	20	109,405	97.5%	97.5%	106,705	977	9.16
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	500	9.51
LaGrange Marketplace	LaGrange, GA	11	76,594	92.2%	88.3%	67,594	378	5.60
Lake Greenwood Crossing	Greenwood, SC	6	47,546	87.5%	87.5%	41,618	331	7.96
Lake Murray	Lexington, SC	4	39,218	93.9%	93.9%	36,818	222	6.02
Litchfield Market Village	Pawleys Island, SC	18	86,740	85.9%	85.9%	74,502	883	11.85
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	479	7.30
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	618	11.02
New Market Crossing	Mt. Airy, NC	12	117,076	94.6%	94.6%	110,768	982	8.87
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	351	8.20
Pierpont Centre	Morgantown, WV	17	111,162	97.2%	97.2%	108,001	1,162	10.76
Port Crossing	Harrisonburg, VA	8	65,365	97.9%	97.9%	64,000	849	13.26
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	12	91,188	100.0%	100.0%	91,188	716	7.86
Riversedge North (5)	Virginia Beach, VA	—	—	—%	—%	—	—	—
Rivergate Shopping Center	Macon, GA	31	201,680	97.5%	97.5%	196,719	2,914	14.81
Sangaree Plaza	Summerville, SC	8	66,948	87.4%	87.4%	58,498	598	10.23

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Shoppes at Myrtle Park	Bluffton, SC	12	56,601	99.3%	76.3%	43,204	$550	$12.73
South Lake	Lexington, SC	5	44,318	14.2%	14.2%	6,300	92	14.62
South Park	Mullins, SC	3	60,734	83.2%	83.2%	50,509	351	6.95
South Square	Lancaster, SC	5	44,350	74.2%	74.2%	32,900	275	8.37
St. George Plaza	St. George, SC	5	59,279	92.3%	78.8%	46,718	317	6.78
Sunshine Plaza	Lehigh Acres, FL	21	111,189	97.2%	97.2%	108,061	1,027	9.51
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00
Tampa Festival	Tampa, FL	18	137,987	64.6%	64.6%	89,166	687	7.71
Tri-County Plaza	Royston, GA	7	67,577	94.1%	94.1%	63,577	416	6.54
Tuckernuck	Richmond, VA	12	93,624	90.6%	53.5%	50,063	710	14.19
Tulls Creek (4)	Moyock, NC	—	—		—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	435	9.13
Village of Martinsville	Martinsville, VA	18	297,950	96.2%	96.2%	286,494	2,202	7.69
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	268	8.06
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	490	9.84
Westland Square	West Columbia, SC	8	62,735	74.4%	74.4%	46,690	430	9.21
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	629	15.51
Total Portfolio		763	5,568,934	90.1%	88.9%	4,948,174	$47,647	$9.63

(1)	Reflects leases executed through July 2, 2020 that commence subsequent to the end of current period.

(2)	Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.

(3)
We own the Amscot building, but we do not own the land underneath the buildings and instead lease the land pursuant to ground leases. As discussed in the financial statements, these ground leases require us to make annual rental payments and contain escalation clauses and renewal options.

(4)	This information is not available because the property is undeveloped.

(5)	This property is our corporate headquarters that we 100% occupy.

(6)	Square footage is net of management office the Company occupies on premise and buildings on ground lease which the Company only leases the land.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent
Total Tenants : 763

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	Food Lion	$2,733	5.74%	325,576	5.85%	$8.39
2.	BI-LO (1)	2,717	5.70%	380,675	6.84%	7.14
3.	Kroger (2)	1,355	2.84%	186,064	3.34%	7.28
4.	Piggly Wiggly	1,322	2.77%	169,750	3.05%	7.79
5.	Winn Dixie (1)	887	1.86%	133,575	2.40%	6.64
6.	Planet Fitness	886	1.86%	100,427	1.80%	8.82
7.	Hobby Lobby	702	1.47%	114,298	2.05%	6.14
8.	BJ's Wholesale Club	646	1.36%	147,400	2.65%	4.38
9.	Harris Teeter (2)	578	1.21%	39,946	0.72%	14.47
10.	Lowes Foods	572	1.20%	54,838	0.98%	10.43
		$12,398	26.01%	1,652,549	29.68%	$7.50
(1) These tenants are both owned by Southeastern Grocers.
(2) These tenants are both owned by The Kroger Company.

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	620,760	11.15%	—%	$—	—%	$—
Month-to-Month	13	32,373	0.58%	0.65%	409	0.86%	12.63
2020	52	301,851	5.42%	6.10%	2,612	5.48%	8.65
2021	130	564,724	10.14%	11.41%	5,648	11.85%	10.00
2022	135	539,703	9.69%	10.91%	5,987	12.57%	11.09
2023	121	830,277	14.91%	16.78%	7,081	14.86%	8.53
2024	96	615,848	11.06%	12.45%	5,857	12.29%	9.51
2025	90	770,955	13.84%	15.58%	7,357	15.44%	9.54
2026	40	449,988	8.08%	9.09%	4,176	8.76%	9.28
2027	20	119,095	2.14%	2.41%	1,539	3.23%	12.92
2028	20	335,530	6.03%	6.78%	2,586	5.43%	7.71
2029 and thereafter	46	387,830	6.96%	7.84%	4,395	9.23%	11.33
Total	763	5,568,934	100.00%	100.00%	$47,647	100.00%	$9.63

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	18

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Six and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	218,564	$—	—%	—	—	—	$—	—%	—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2020	2	68,672	456	25.46%	6.64	2	81,996	281	1.53%	3.43
2021	2	43,427	88	4.91%	2.03	7	203,987	1,522	8.31%	7.46
2022	—	—	—	—%	—	6	207,882	1,501	8.20%	7.22
2023	1	22,032	215	12.00%	9.76	15	523,775	3,347	18.28%	6.39
2024	1	32,000	125	6.98%	3.91	7	289,759	2,035	11.11%	7.02
2025	2	84,633	590	32.93%	6.97	12	465,850	3,680	20.10%	7.90
2026	—	—	—	—%	—	9	308,537	2,442	13.34%	7.91
2027	—	—	—	—%	—	1	24,945	212	1.16%	8.50
2028	—	—	—	—%	—	7	280,841	1,637	8.94%	5.83
2029+	1	21,213	317	17.72%	14.94	5	254,001	1,654	9.03%	6.51
Total	9	490,541	$1,791	100.00%	$6.59	71	2,641,573	$18,311	100.00%	$6.93

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Six and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	402,196	$—	—%	—	—	—	$—	—%	—
Month-to-Month	10	25,894	313	2.51%	12.09	3	6,479	96	0.64%	14.82
2020	33	95,833	1,141	9.16%	11.91	15	55,350	734	4.87%	13.26
2021	79	179,985	2,120	17.01%	11.78	42	137,325	1,918	12.72%	13.97
2022	65	126,296	1,803	14.47%	14.28	64	205,525	2,683	17.79%	13.05
2023	61	135,361	1,614	12.95%	11.92	44	149,109	1,905	12.63%	12.78
2024	50	121,775	1,522	12.21%	12.50	38	172,314	2,175	14.42%	12.62
2025	45	103,280	1,520	12.20%	14.72	31	117,192	1,567	10.39%	13.37
2026	16	34,715	597	4.79%	17.20	15	106,736	1,137	7.54%	10.65
2027	5	12,410	221	1.77%	17.81	14	81,740	1,106	7.33%	13.53
2028	10	37,883	772	6.19%	20.38	3	16,806	177	1.17%	10.53
2029+	19	49,028	839	6.74%	17.11	21	63,588	1,585	10.50%	24.93
Total	393	1,324,656	$12,462	100.00%	$13.51	290	1,112,164	$15,083	100.00%	$13.56

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	19

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Renewals(1):
Leases renewed with rate increase (sq feet)	255,380	90,113	392,979	180,971
Leases renewed with rate decrease (sq feet)	8,755	2,500	35,735	30,156
Leases renewed with no rate change (sq feet)	43,628	6,183	64,206	8,583
Total leases renewed (sq feet)	307,763	98,796	492,920	219,710

Leases renewed with rate increase (count)	53	30	83	49
Leases renewed with rate decrease (count)	6	1	11	8
Leases renewed with no rate change (count)	12	3	18	5
Total leases renewed (count)	71	34	112	62

Option exercised (count)	4	10	9	13

Weighted average on rate increases (per sq foot)	$0.62	$0.91	$1.05	$0.81
Weighted average on rate decreases (per sq foot)	$(0.40)	$(13.34)	$(1.76)	$(3.36)
Weighted average rate on all renewals (per sq foot)	$0.50	$0.49	$0.71	$0.25

Weighted average change over prior rates	4.92%	3.50%	6.81%	2.29%

New Leases(1) (2):
New leases (sq feet)	81,780	16,018	109,402	47,218
New leases (count)	16	11	30	19
Weighted average rate (per sq foot)	$9.46	$14.89	$11.00	$13.49

Gross Leasable Area ("GLA") expiring during the next 6 months, including month-to-month leases	6.00%	4.17%	6.00%	4.17%

(1)	Lease data presented is based on average rate per square foot over the renewed or new lease term.

(2)	The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2020 unless otherwise stated	20

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common shareholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

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Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

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